                                                                    EXHIBIT 99.2

               INSTRUCTIONS AS TO USE OF AMERICAN MAIZE-PRODUCTS
                     COMPANY SUBSCRIPTION RIGHT CERTIFICATE

     The following instructions relate to a rights offering (the "Rights Offering") being conducted by American Maize-Products Company, a Maine corporation (the "Company"), with respect to shares of its Class B Common Stock, $.80 par value (the "Class B Common Stock"), as described below and in the Company's Prospectus dated March 17, 1995 (the "Prospectus"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Prospectus.

     The Company is offering up to 757,943 shares of its Class B Common Stock to holders of record (the "Rights Holders") of Class B Common Stock as of the close of business on March 3, 1995 (the "Record Date") pursuant to nontransferable subscription rights (each, a "Right"). Each Record Holder will receive .435 Rights for each share of Class B Common Stock held of record on the Record Date. Each Right entitles the Rights Holder to purchase one share of Class B Common Stock at the Subscription Price of $40.00 per share (the "Subscription Price"). Rights Holders are entitled to subscribe for all, or any portion of, the shares of Class B Common Stock underlying their Rights. Cerestar USA, Inc., a Delaware corporation ("Cerestar USA") and a wholly-owned subsidiary of Eridania Beghin-Say, S.A., a corporation organized under the laws of France ("EBS"), has agreed, subject to the terms and conditions of a Stock Purchase Agreement dated as of February 22, 1995 among the Company, EBS and Cerestar USA, to purchase at the Subscription Price, shares of Class B Common Stock not subscribed for and purchased by Rights Holders ("Excess Shares").

     No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed by the Company has been rounded up to the nearest whole number in order to avoid issuing fractional Rights. No more than 757,943 shares of Class B Common Stock will be issued upon exercise of Rights. If Rights to purchase in excess of 757,943 shares are exercised, the Company will allocate the 757,943 shares available for purchase to the exercising Rights Holders on a pro rata basis, to the extent practicable.

     The Rights Offering will expire at 5:00 p.m., New York time, on April 10, 1995, unless extended at the discretion of the Company (as it may be extended, the "Termination Time").

     YOUR SUBSCRIPTION RIGHT CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, AT OR BEFORE 5:00 P.M., NEW YORK TIME, ON APRIL 10, 1995. YOU MAY NOT REVOKE ANY SUBSCRIPTION MADE PURSUANT TO AN EXECUTED SUBSCRIPTION RIGHT CERTIFICATE.

1. TO EXERCISE RIGHTS.

     To subscribe for shares in the Rights Offering, complete Part 1 of the Subscription Right Certificate. Send your properly completed and executed Subscription Right Certificate, together with payment in full of the Subscription Price for each share of Class B Common Stock subscribed for, to The Bank of New York, as Subscription Agent (the "Subscription Agent"). Payment of the Subscription Price must be made for the full number of shares of Class B Common Stock being subscribed for in U.S. dollars (a) by check or bank draft drawn upon a U.S. Bank, or postal, telegraphic or express money order, in each case payable to The Bank of New York, as Subscription Agent or (b) by wire transfer of funds to the account maintained by the Subscription Agent for such purpose at The Bank of New York, ABA #021000018, for Further Credit to A/C 8900060603, Ref: American Maize-Products Company. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check, bank draft or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, subscribers who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Termination Time to ensure that such payment is received and clears by such time and are urged to consider, in the alternative, payment by means of certified check, bank draft, money order or wire transfer of funds. You may also cause a written guarantee (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Termination Time together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Right Certificate and the number of Rights being exercised pursuant to the Subscription Privilege and will guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Right Certificate within five business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Right Certificate must be received by the Subscription Agent within five business days of the date of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

     Rights Holders who hold shares of Class B Common Stock for the account of others, such as brokers, trustees or depositaries for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If such a beneficial owner so instructs, the Rights Holder of such Rights should complete a Subscription Right Certificate and submit it to the Subscription Agent with the proper payment. In addition, beneficial owners of Class B Common Stock held through such a nominee holder should contact the holder and request the holder to effect transactions in accordance with the beneficial owners' instructions.

The addresses of the Subscription Agent are as follows:

BY FIRST CLASS MAIL:
The Bank of New York
Attention: Tender and Exchange Department
P.O. Box 11248
Church Street Station
New York, New York 10286-1248

BY HAND OR OVERNIGHT COURIER:
The Bank of New York
Attention: Tender and Exchange Department
101 Barclay Street
Receive & Deliver Window
New York, New York 10286

     BY FACSIMILE (Payment must be sent by one of the methods described above or by wire transfer to the account designated above):

The Bank of New York
Attention: Tender & Exchange Department
telecopier: (212) 815-6213

The Subscription Agent's telephone number is (800) 507-9357.

     If the aggregate Subscription Price enclosed or transmitted by a Rights Holder is insufficient to purchase the number of shares of Class B Common Stock indicated in paragraph (a) of Part 1 of the Subscription Right Certificate, or if the number of shares of Class B Common Stock being subscribed for is not specified, then the Rights Holder will be deemed to have exercised such Rights Holder's Rights (if not already fully exercised) to purchase shares of Class B Common Stock to the full extent of the payment tendered. If the aggregate Subscription Price paid by a Rights Holder exceeds the amount necessary to purchase the number of shares of Class B Common Stock for which the Rights Holder has indicated an intention to subscribe, the

Rights Holder will receive promptly by mail a refund equal to the excess payment without interest or deduction.

2. DELIVERY OF STOCK CERTIFICATES, ETC.

     Issuances and deliveries of stock certificates will be made to the registered Rights Holder at the address shown on the face of the Subscription Right Certificate unless instructions for special delivery to the contrary are specified in Part 2 of the Subscription Right Certificate.

3. SIGNATURES.

     (a) Signatures by Registered Holder. The signature on the Subscription Right Certificate must correspond with the name of the registered Rights Holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever. Persons who sign the Subscription Right Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     (b) Signature Guarantees. All Rights Holders, other than Eligible Institutions, who specify special delivery instructions pursuant to Part 2 of the Subscription Right Certificate, must have their signatures guaranteed by an Eligible Institution. An "Eligible Institution" for this purpose is a bank, stock broker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

4. METHOD OF DELIVERY.

     The method of delivery of Subscription Right Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of subscribers, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any uncertified personal checks sent in payment of the Subscription Price prior to 5:00 p.m., New York time, on April 10, 1995.

5. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

     In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Subscription Privilege may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege.

6. SUBSTITUTE W-9.

     Each Rights Holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number on the Substitute Form W-9 included with the Subscription Right Certificate. Additional copies of the Substitute Form W-9 may be obtained upon request from the Subscription Agent. Failure to provide the information on the Substitute Form W-9 may subject such Rights Holder to a $50 penalty and to a 31% Federal income tax withholding with respect to dividends that may be paid by the Company on shares of Class B Common Stock purchased upon the exercise of Rights (for those Rights Holders exercising Rights). For more information, see "Important Tax Information" attached as Exhibit A hereto.

7. IRREGULARITIES.

     All questions concerning the timeliness, validity, form and eligibility of Subscription Right Certificates received or any exercise of Subscription Rights will be determined by the Company whose determination will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported subscription for shares of Class B Common Stock. Subscription Right Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Right Certificates or incur any liability for failure to give such notification.

                                                                       EXHIBIT A

                           IMPORTANT TAX INFORMATION

     Under the U.S. Federal income tax law, dividend payments that may be made by the Company on shares of Class B Common Stock issued upon the exercise of Rights may be subject to backup withholding, and each Rights Holder who exercises Rights should provide the Subscription Agent (as the Company's agent, in respect of exercised Rights) with such Rights Holder's correct taxpayer identification number on the Substitute Form W-9 included with the Subscription Right Certificate. If such Rights Holder is an individual, the taxpayer identification number is his or her social security number. If the Subscription Agent is not provided with the correct taxpayer identification number, dividend payments made to the Rights Holder on shares of Class B Common Stock issued upon exercise of the Rights may be subject to backup withholding and the Rights Holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

     Exempt Rights Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and information reporting requirements. In general, for a foreign individual to qualify as an exempt recipient, the Rights Holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31% of any dividend payments made to the Rights Holder on shares of Class B Common Stock issued upon exercise of the Rights. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding, the Rights Holder is required to notify the Subscription Agent of his or her correct taxpayer identification number by completing the Substitute Form W-9 included with the Subscription Right Certificate certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Rights Holder is awaiting a taxpayer identification number) and certifying that (1) the Rights Holder has not been notified by the Internal Revenue Service that such Rights Holder is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the Rights Holder that such Rights Holder is no longer subject to backup withholding, or certifying in accordance with the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 that such Rights Holder is exempt from backup withholding.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

     The Rights Holder is required to furnish the Subscription Agent such Rights Holder's social security number or employer identification number. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the Rights Holder has not been issued a taxpayer identification number and has applied for a number or intends to apply for a number in the near future, the Rights Holder should check the box in Part 3 of Substitute Form W-9, and sign and date the Substitute Form W-9. If the box in Part 3 is checked and the Subscription Agent is not provided with a taxpayer identification number within sixty (60) days, 31% of all reportable dividend payments made thereafter on shares of Class B Common Stock upon exercise of the Rights will be withheld until a taxpayer identification number is provided.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

- --------------------------------------------------------------------------------

                                                                GIVE THE NAME AND
           FOR THIS TYPE OF ACCOUNT:                       SOCIAL SECURITY NUMBER OF:
- ----------------------------------------------------------------------------------------------
  1. Individual                                    The individual
  2. Two or more individuals (joint account)       The actual owner of the account or, if
                                                   combined funds, the first individual on the
                                                   account(1)
  3. Custodian account of a minor                  The minor(2)
  4. a. The usual revocable savings trust          The grantor-trustee(1)
     (grantor is also trustee)
     b. The so-called trust account that is not    The actual owner(1)
     a legal or valid trust under state law
  5. Sole proprietorship                           The owner(4)

- --------------------------------------------------------------------------------

                                                                GIVE THE NAME AND
                                                             EMPLOYER IDENTIFICATION
           FOR THIS TYPE OF ACCOUNT:                               NUMBER OF:
- ----------------------------------------------------------------------------------------------
  6. A valid trust, estate or pension trust        Legal entity (do not furnish the
                                                   identification number of the personal
                                                   representative or trustee unless the legal
                                                   entity itself is not designated in the
                                                   account title)(3)
  7. Corporation                                   The corporation
  8. Association, club, religious, charitable,     The organization
     education or other tax-exempt organization
  9. Partnership                                   The partnership
 10. A broker or registered nominee                The broker or nominee
 11. Account with the Department of Agriculture    The public entity
     in the name of a public entity (such as a
     State or local government, school district,
     or prison) that receives agricultural
     program payments

- --------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) List first and circle the name of the legal trust, estate or pension trust.

(4) Show the name of the owner.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a) of the Internal Revenue Code (the "Code"), or an individual retirement plan, or a custodial account under section 403(b)(7) of the Code.

    - The United States or an agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A dealer in securities or commodities registered in the United States or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a) of the Code.

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

    - Payments or patronage dividends where the amount received is not paid in money.

    - Payments made to a nominee.

    - Payments made by certain foreign organizations.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

    - Payments described in section 6049(b)(5) of the Code to nonresident aliens.

    - Payments made to a nominee.

    - Payments on tax-free covenant bonds under section 1451 of the Code.

    - Mortgage interest paid to you.

    - Payments made to certain foreign organizations.

    Exempt payers described above should file the Substitute Form W-9 included with the Subscription Right Certificate to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations thereunder.

PRIVACY ACT NOTICE

    Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

            FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE